                                                                    EXHIBIT 4.03

                               CO-SALE AGREEMENT
                               -----------------

     THIS CO-SALE AGREEMENT ("Agreement") is made as of the 20th day of February, 1996 by and between VeriSign, Inc., a Delaware corporation (the "Company"), the individuals and entities listed on Schedule A attached hereto (the "Investors"), and RSA Data Security, Inc., a Delaware corporation ("Holder").

     WHEREAS, the Company, Holder and certain of the Investors (the "Series A Investors") are parties to that certain Series A Preferred Stock Purchase Agreement dated April 18, 1995 (the "Series A Agreement"), pursuant to which Holder has granted certain co-sale rights, as more particularly set forth in
Section 10 of the Series A Agreement, to the Series A Investors.

     WHEREAS, Holder desires to terminate its obligations under Section 10 of the Series A Agreement, and whereas the Company and the Series A Investors are willing to allow Holder to terminate such obligations in consideration of Holder entering into this Agreement.

     WHEREAS, the Company and Holder desire for certain of the Investors (the "Series B Investors") to purchase shares of the Company's Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Agreement"), and as a condition thereof and to induce such investment, the Company and Holder are willing to enter into this Agreement.


     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

I.   RIGHT OF CO-SALE.
     ----------------

     1.1 Grant. Should Holder receive a bona fide offer (the "Purchase
         -----
Offer") from any person or entity ("Offeror"), to purchase from Holder any Common Stock or Preferred Stock of the Company (collectively, "Capital Stock"), now owned or hereafter acquired by Holder upon specific terms and conditions (including a specified purchase price payable in cash or other property), then Holder shall promptly notify each of the Investors of the terms and conditions of such Purchase Offer.

     1.2 Exercise of Co-Sale Right. Each of the Investors shall have the
         -------------------------
right, exercisable upon written notice to Holder within ten (10) business days after receipt of the notice of the Purchase Offer referenced in Section 1.1 above, to participate in Holder's sale of the Capital Stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the Investors exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Capital Stock which Holder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each of the Investors shall be subject to the following terms and conditions:

         a. Each of the Investors may sell all or any part of that number of shares of Common Stock (or Preferred Stock convertible into such number of shares of Common Stock) of the Company equal to the product obtained by multiplying (i) the maximum aggregate number of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by the Investor (assuming for such purpose the conversion of any Preferred Stock owned by the Investor into Common Stock) and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the Holder and the Investors (assuming for such purpose the conversion of any Preferred Stock owned by Holder and the Investors).

              b. To the extent one or more of the Investors elect not to sell the full number of shares said Investors are entitled to sell pursuant to
Section 1.2(a) above, the Holder's right to participate in the sale shall be increased by a corresponding number of shares.

              c. Each of the Investors may effect its participation in the sale by delivering to a closing agent reasonably acceptable to such Investors and the Holder ("Agent") for transfer to the Offeror one or more certificates, properly endorsed for transfer, which represent (i) the number of shares of Common Stock which the Investor elects to sell pursuant to this Section 1.2 or (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Investor elects to sell pursuant to this Section 1.2; provided, however, that if the Offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the participating Investor or Investors may convert and deliver Common Stock.

     1.3 Payment of Proceeds. The stock certificates which the Investors deliver
         -------------------
to the Agent pursuant to Section 1.2 above shall be transferred by the Agent to the buyer thereof in consummation of the sale of the stock pursuant to the terms and conditions specified in the Section 1.1 notice to the Investors. The Holder agrees to cause the buyer thereof to make payment therefor to the Agent and the Agent shall promptly thereafter remit to each Investor that portion of the sale proceeds to which the Investor is entitled by reason of said Investor's participation in such sale.

     1.4  Non-Exercise.  The exercise or non-exercise of the rights of the
          ------------
Investors hereunder to participate in one or more sales of stock made by Holder shall not adversely affect their rights to participate in any subsequent stock sales by Holder.

II.  EXEMPT TRANSFERS.
     ----------------

     2.1  Permitted Transactions.  The participation rights of the Investors
          ----------------------
contained in this Agreement shall not pertain or apply to any pledge of the Company's capital Stock made by Holder which creates a mere security interest, nor shall such rights pertain or apply to any sales or transfers of the Company's Capital Stock to shareholders of Holder or affiliates of Holder or its shareholders, provided such shareholders or affiliates shall furnish the Investors with a written agreement agreeing to be bound by and comply with all of the provisions of this Agreement. Such transferred Capital Stock shall remain "Capital Stock" hereunder, and such transferee shall be treated as "Holder" for purposes of this Agreement.


III. PROHIBITED TRANSFERS.
     --------------------

     3.1  Put Option.  In the event Holder should sell any Capital Stock of the
          ----------
Company in contravention of the participation rights of the Investors under this Agreement (a "Prohibited Transfer"), the Investors shall have, in addition to such other remedies as may be available in law, in equity or otherwise, the option to sell to Holder a number of shares of Common Stock of the Company (either directly or through delivery of Preferred Stock at the time convertible into such number of shares of Common Stock) equal to the number of shares such Investor would have had the right to sell in the Prohibited Transfer, on the following terms and conditions:

          a. The price per share at which the shares are to be sold to the Holder shall be equal to the price per share paid by the buyer to the Holder in the Prohibited Transfer.

          b. The Investors shall deliver to the Holder, within ninety (90) days after they have received notice from the Holder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

          c. The Holder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of the Investor exercising the put option set forth in this Article III.

IV.  LEGEND REQUIREMENTS.
     -------------------

     4.1  Legend. Each certificate representing the Capital Stock owned by
          ------
Holder shall be endorsed with the following legend:

          "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE REGISTERED HOLDER (OR HIS PREDECESSOR IN INTEREST) AND CERTAIN INVESTORS IN THE CAPITAL STOCK OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     4.2  Removal.  The Section 4.1 legend shall be removed upon termination of
          -------
this Agreement in accordance with the provisions of Section 5.1.

V.   TERMINATION.
     -----------

     5.1  Termination.
          -----------

          a. The rights of each Investor under Article I of this Agreement and the correlative obligations of Holder with respect to such Investor shall terminate at such time as such Investor shall no longer be the owner of any shares of Capital Stock of the Company. Unless sooner terminated in accordance with the preceding sentence, Article I of this Agreement shall terminate upon the first to occur of the following events:

             (i)   the liquidation or dissolution of the Company;

             (ii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

             (iii) immediately prior to the closing of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933 on Form S-1 (or any successor form designated by the Securities and Exchange Commission), resulting in aggregate gross proceeds to the Company of at least $15,000,000 at an offering price to the public of not less than $7.50 per share (appropriately adjusted to reflect any stock splits, stock dividends or similar events).

VI.  MISCELLANEOUS PROVISIONS.
     ------------------------

     6.1  Notice. Any notice required or permitted to be given to a party
          ------
pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or five (5) days after deposit in the U.S. mail (or equivalent independent service), postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

     6.2  Severability.  In the event one or more of the provisions of this
          ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

     6.3  Waiver or Modification. Any amendment or modification of this
          ----------------------
Agreement shall be effective only if evidenced by a written instrument executed Holder, (ii) the Company, and (iii) Investors, or their assignees, holding not less than a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock then held by the Investors. Notwithstanding the foregoing, this Agreement may be amended to add additional Investors without the consent of the Holder.

     6.4  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California as applied in contracts among California residents entered into and performed entirely within California.

     6.5  Attorneys' Fees. In the event of any dispute involving the terms
          ---------------
hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

     6.6  Further Assurances. Each party agrees to act in accordance herewith
          ------------------
and not to take any action which is designed to avoid the intention hereof.

     6.7  Ownership. Holder represents and warrants that he is the sole legal
          ---------
and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

     6.8  Successors and Assigns. This Agreement and the rights and obligations
          ----------------------
of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. This Agreement and the rights and obligations of the parties hereunder is specifically assignable by the Investors.

     6.9  Aggregation of Stock. For the purposes of determining the availability
          --------------------
of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

     6.10 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.11 Separate Counsel. Each party to this Agreement acknowledges and agrees
          ----------------
that such party has been provided the opportunity and encouraged to consult with counsel of such party's own choosing with respect to this Agreement and that Brobeck, Phleger & Harrison LLP solely represents the interests of Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund and KPCB Information Science Zaibatsu Fund II.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year indicated above.


COMPANY:         VERISIGN, INC., a Delaware corporation

                                    By:/s/ Stratton Sclavos
                                       -----------------------------------------
                                         Stratton Sclavos, President

                    Address:        2593 Coast Ave
                                    --------------------------------------------
                                    Mountain View, CA 94043
                                    --------------------------------------------

INVESTORS:       KLEINER PERKINS CAUFIELD & BYERS VII

                                    By:/s/ Kevin R. Compton
                                       -----------------------------------------

                                    Name: Kevin Compton
                                          --------------------------------------

                                    Title: General Partner
                                          --------------------------------------

                    Address:        2750 Sand Hill Road
                                    Menlo Park, CA  94025


                                    KPCB VII FOUNDERS FUND

                                    By:/s/ Kevin R. Compton
                                       -----------------------------------------

                                    Name: Kevin Compton
                                          --------------------------------------

                                    Title: General Partner
                                          --------------------------------------

                    Address:        2750 Sand Hill Road
                                    Menlo Park, CA  94025


                     [SIGNATURE PAGE TO CO-SALE AGREEMENT]

                              KPCB INFORMATION SCIENCE ZAIBATSU FUND II


                              By:/s/ Kevin R. Compton
                                 ---------------------------------------------
                              Name:___________________________________________

                              Title: General Partner
                                    ------------------------------------------

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA  94025

                              BESSEMER VENTURE PARTNERS DCI

                              By:  Bessemer Venture Partners III L.P.
                                  Managing General Partner

                                   By:  Deer III & Co.


                              BY:   /s/ Robert H. Buescher
                                   -------------------------------------------
                              Name: __________________________________________

                              Title: Partner
                                    ------------------------------------------

                    Address:  1025 Old Country Road, Suite 205
                              Westbury, NY  11590

                              MITSUBISHI CORPORATION

                              By:_____________________________________________

                              Name:  Yukihiro Kayama

                              Title: Senior Assistant to Managing Director
                                      Information Systems and Services Group

                    Address:  6-3, Marunouchi 2-Chome
                              Chiyoda-ku, Tokyo 100-86
                              Japan




                     [SIGNATURE PAGE TO CO-SALE AGREEMENT]

                              SECURITY DYNAMICS TECHNOLOGIES, INC.


                              By:/s/ Charles R. Stuckey, Jr.
                                 ----------------------------------------------
                              Name: Charles R. Stuckey, Jr.
                                    -------------------------------------------
                              Title: President and CEO
                                    -------------------------------------------

                    Address:  One Alewife Center
                              Cambridge, MA  02140-2312


                              INTEL CORPORATION


                              By: /s/ Arvind Sodhani
                                 ---------------------------------------------
                              Name:___________________________________________

                              Title: Vice President and Treasurer
                                    ------------------------------------------
                    Address:  2200 Mission College Blvd.
                              Santa Clara, CA  95052


                              AMERITECH DEVELOPMENT CORPORATION


                              By: /s/ Thomas Touton
                                 ---------------------------------------------

                              Name:  Thomas Touton

                              Title:  Vice President - Venture Capital

                    Address:  30 South Wacker Drive, 37th Floor
                              Chicago, IL  60606


                              GC&H INVESTMENTS


                              By: /s/ James C. Kitch
                                 ----------------------------------------------
                              Name: James C. Kitch
                                   --------------------------------------------
                              Title: Executive Partner
                                    -------------------------------------------

                    Address:  3000 Sand Hill Road
                              Building 3, Suite 230
                              Menlo Park, CA  94025

                              VISA INTERNATIONAL SERVICE ASSOCIATION


                              By: /s/ William Chenevich
                                 -------------------------------
                              Name: William Chenevich
                                   -----------------------------
                              Title: Group EVP
                                    ----------------------------
                    Address:  c/o Andrew Konstantaras
                              Legal Department
                              VISA
                              900 Metro Center Boulevard
                              Foster City, CA  94404


                              FISCHER SECURITY CORPORATION L.L.C.


                              By: /s/ Addison M. Fischer
                                 -------------------------------
                              Name:  Addison M. Fischer
                                   -----------------------------
                              Title: Managing Director
                                    ----------------------------
                    Address:  4073 Mercantile Avenue
                              Naples, FL  33942


                              FIRST TZMM INVESTMENT PARTNERSHIP


                              By: /s/ Timothy Tomlinson
                                 -------------------------------
                              Name: Timothy Tomlinson
                                   -----------------------------
                              Title: General Partner
                                    ----------------------------
                    Address: c/o Tomlinson Zisko Morosoli & Maser 200 Page Mill Road, 2nd Floor
                              Palo Alto, CA  94306


     HOLDER:  RSA DATA SECURITY, INC.


                              By: /s/ D. James Bidzos
                                 -------------------------------
                                   D. James Bidzos, President

                    Address:  100 Marine Parkway, Suite 500
                              Redwood City, CA  94065


                     [SIGNATURE PAGE TO CO-SALE AGREEMENT]

                                VeriSign, Inc.

                                  Schedule A
                                  ----------

                                   INVESTORS
                                   ---------


                KLEINER, PERKINS, CAUFIELD & BYERS VII

                KPCB VII FOUNDERS FUND KPCB

                INFORMATION SCIENCE ZAIBATSU FUND II

                BESSEMER VENTURE PARTNERS DCI

                MITSUBISHI CORPORATION

                SECURITY DYNAMICS TECHNOLOGIES, INC.

                INTEL CORPORATION

                AMERITECH DEVELOPMENT CORPORATION

                GC&H INVESTMENTS

                VISA INTERNATIONAL SERVICE ASSOCIATION

                FISCHER SECURITY CORPORATION L.L.C.

                FIRST TZMM INVESTMENT PARTNERSHIP

                                      A-1